UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   FEBRUARY 15, 2005

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York

0-20214

11-2250488

(State of incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

650 Liberty Avenue
Union, New Jersey 07083
(Address of principal executive offices) (Zip code)

(908) 688-0888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events

The Company is pleased to report it has completed the $350 million share repurchase program announced December 15, 2004.  Approximately 8,762,000 shares were acquired through and including Friday, February 11, 2005.

The Company’s earnings release and conference call for its 2004 fiscal fourth quarter and fiscal year ending February 26, 2005 are planned for April 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: February 15, 2005	By:	/s/ Eugene A. Castagna
Eugene A. Castagna
Vice President – Finance and
Assistant Treasurer